Exhibit 99.1


                                      Contact:  Mobius Management Systems, Inc.
                                                Peter Takiff
                                                914-921-7346
                                                ptakiff@mobius.com

                                                Investor Relations
                                                Makovsky & Company Inc.
                                                Gene Marbach
                                                212-508-9645
                                                emarbach@makovsky.com

[GRAPHIC OMITTED][GRAPHIC OMITTED]
 MOBIUS  Financial News Release



For Immediate Release

              MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS EPS OF $0.07
        FOR FISCAL THIRD QUARTER 2003 COMPARED WITH A LOSS OF $(0.11) FOR
                            LAST YEAR'S THIRD QUARTER

    Revenues increase 38.8% to $20.5 million from prior year's third quarter

Rye, NY, April 23, 2003 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of integrated solutions for total content management (TCM), today announced results for its fiscal third quarter 2003 ended March 31, 2003.

Total consolidated revenues for the quarter increased 38.8% to $20.5 million from $14.8 million in the prior year. Software license revenues for the quarter advanced 83.1% to $9.4 million from $5.2 million in last year's third quarter. Operating income was $626,000 compared to an operating loss of $3.4 million in last year's fiscal third quarter. The company reported net income of $1.3 million, or $0.07 per diluted share, as compared to a net loss of $1.9 million, or ($0.11) per diluted share, in the same period last year. Cash and marketable securities totaled $37.5 million at March 31, 2003 compared with $33.7 million at June 30, 2002.

Sales, general and administrative costs increased 1.6% to $11.7 million from $11.5 million in the third quarter of 2002. Research and development costs increased 16.4% to $4.8 million from $4.1 million in the third quarter of 2002. As a result of the completion of prior years' tax audits, net income for the current fiscal third quarter included a benefit of $700,000, or $.04 per share.



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For the nine months ended March 31, 2003 total consolidated revenues were $60.8 million compared with $47.0 million for the same period last year. Net income for the first nine months of fiscal 2003 was $2.4 million, or $0.14 per diluted share, compared with a net loss of $4.6 million, or ($0.26) for the same period last year.


"Customers continue to be attracted to our ViewDirect(R) TCM suite of 'total content management' solutions, which has expanded with the introduction of new products. These include an integrated platform for managing Web sites, documents and digital assets as well as a robust workflow solution and an innovative system that ensures the integrity and consistency of enterprise information. These new tools leverage the content repositories our customers have built with our ViewDirect technology and round out our offering with solutions that address all their enterprise content requirements," said Mitch Gross, Chairman and Chief Executive Officer of Mobius. "During the third quarter, we experienced demand for our total content management solutions from both new and existing customers, including our new ViewDirect Contenuity(TM) product.


"Our results this quarter were driven by our 'Four-P Program' that focuses on people, products and productivity as the means to improve profitability. Our people have delivered the industry's most comprehensive content management products and are efficiently moving them to the market, resulting in improved productivity and profitability," continued Mr. Gross. "Finally, our cash position and cash flow remain strong and we continue to invest in R&D as we position Mobius to serve the expanding and emerging needs of our customers."


Recent Highlights
-----------------
Mobius Announces ViewDirect Contenuity 5.1: Mobius announces ViewDirect Contenuity 5.1, delivering new capabilities that simplify, automate and speed the creation and maintenance of Internet, intranet and extranet Web sites by business users. ViewDirect Contenuity is an integrated component of the ViewDirect TCM software suite of total content management solutions.

Mobius Honors Customers for Strategic Applications: Mobius announces the winners of the annual Mobius Customer Achievement Awards, presented this year to nine companies whose implementations of Mobius software have met high standards for innovation and business value. The awards were presented at the thirteenth annual Mobius Users Group Conference. Winners


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were chosen from hundreds of nominations that reflected the most innovative, beneficial and strategic uses of Mobius software applications.

Mobius Named to KM World's "100 Companies That Matter in Knowledge Management":
KM World selects Mobius as one of the "100 Companies That Matter in Knowledge Management," citing 'the velocity of innovation' as a key to success in the knowledge economy.

Conference Call Information
---------------------------
Mobius will hold its quarterly conference call on Thursday, April 24 at 4:30 PM ET to discuss quarterly results. The conference call will be available for playback seven days following the live call beginning at 6:30 PM ET. For access to the replay, please call 877-519-4471 and enter ID# 3859565. Interested persons wishing to listen to the conference call via Web cast may access it at http://www.firstcallevents.com/service/ajwz378413630gf12.html


About Mobius
------------
Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM repository serves as the foundation for a software suite that meets a broad range of content-intensive e-business requirements, including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; records management; and enterprise report distribution. Mobius products are used by more than one million customers and employees of nearly 1,400 organizations worldwide. More than sixty percent of the Fortune 100 companies use Mobius software. The company, founded in 1981, is headquartered in Rye, New York, with nine U.S. offices, as well as subsidiaries in Canada, England, France, Germany, Italy, Sweden, Switzerland, Benelux, Australia and Japan.




Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance, or achievements include, among other things, overall economic and business conditions, the demand for the company's goods and services, including budget allocations for new software products especially within larger corporate environments which have traditionally licensed the company's products, technological advances and competitive factors in the markets in which the company competes, including price competition from products providing similar functionality to Mobius's products as well as competition for experienced, seasoned employees (including retention) to support the company's key business operations, ongoing product development and growth, and acceptance and or adoption of the company's new products and services. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 30, 2002, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

ViewDirect is a registered trademark and Contenuity is a trademark of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.


                               (Tables to follow)

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

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                       Three Months Ended                Nine Months Ended
                                                     3/31/03        3/31/02            3/31/03        3/31/02
                                                     -------        -------            -------        -------

Revenues:
   Software license                                 $  9,443       $  5,157           $ 27,367       $ 17,728
   Maintenance                                         9,890          8,732             28,541         26,000
   Professional service and other                      1,204            908              4,873          3,252
                                                    --------       --------           --------       --------

     Total revenues                                   20,537         14,797             60,781         46,980

Cost of revenues:
   Software license                                      431            218                853            657
   Maintenance                                         1,775          1,465              4,772          4,322
   Professional service and other                      1,184            873              4,764          3,125
                                                    --------       --------           --------       --------

     Total cost of revenues                            3,390          2,556             10,389          8,104

Gross profit                                          17,147         12,241             50,392         38,876

Operating expenses:
   Sales and marketing                                 8,954          9,007             26,347         28,078
   Research and development                            4,795          4,118             13,332         11,608
   General and administrative                          2,772          2,532              7,867          7,688
   Acquired in-process R&D                              --             --                  910           --
   Facilities restructuring                             --             --                  194           --
                                                    --------       --------           --------       --------

     Total operating expenses                         16,521         15,657             48,650         47,374

Income (loss) from operations                            626         (3,416)             1,742         (8,498)
Miscellaneous income, net                                534            323              1,358          1,354
                                                    --------       --------           --------       --------
Income (loss) before income taxes                      1,160         (3,093)             3,100         (7,144)
Provision (benefit) for income taxes                    (166)        (1,216)               668         (2,501)
                                                    --------       --------           --------       --------

Net income (loss)                                   $  1,326       $ (1,877)          $  2,432       $ (4,643)
                                                    ========       ========           ========       ========

Basic weighted average shares                         17,416         17,227             17,333         17,535
Basic earnings (loss) per share                     $   0.08       $  (0.11)          $   0.14       $  (0.26)
Diluted weighted average shares                       17,930         17,227             17,685         17,535
Diluted earnings (loss) per share                   $   0.07       $  (0.11)          $   0.14       $  (0.26)

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                           3/31/03       6/30/02
                                                           -------       -------
Assets:
Current Assets:
  Cash and cash equivalents                                $37,472       $31,099
  Marketable securities                                       --           2,635
  Accounts receivable, net                                  10,524        15,959
  Software license installments, current                     6,972         6,862
  Other current assets                                       2,155         2,846
                                                           -------       -------
Total Current Assets                                        57,123        59,401

Property and equipment, net                                  4,855         6,435
Software license installments,
  non-current                                               11,382         3,467
Deferred income taxes, non-current                           1,158         1,423
Other non-current assets                                     1,969           666
                                                           -------       -------

Total Assets                                               $76,487       $71,392
                                                           =======       =======

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses                    $15,232       $17,446
  Deferred revenues, current                                21,243        19,182
  Deferred income taxes, current                             2,343         2,238
                                                           -------       -------
Total Current Liabilities                                   38,818        38,866

Deferred revenues, non-current                               3,632         1,406

Total Stockholders' Equity                                  34,037        31,120
                                                           -------       -------

Total Liabilities and Stockholders' Equity                 $76,487       $71,392
                                                           =======       =======



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